EXHIBIT 3.3



                                  AMENDMENT TO

                       BYLAWS OF OREGON STEEL MILLS, INC.

                    (AS AMENDED AND RESTATED APRIL 29, 1993)

                         AMENDMENT ADOPTED JULY 30, 1998

[The following provisions are added to Paragraph 1 of the Bylaws:]

1.1 Business To Be Conducted At Annual Meeting. At an annual meeting of
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stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of the meeting, (ii) by or at the direction of the Board (or any duly organized committee thereof), or (iii) by any stockholder of the corporation who is a stockholder of record on the date of giving of the notice provided for in this Section 1.1 and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this
Section 1.1.

                  1.1.1 In addition to any other applicable requirements, including but not limited to rules promulgated by the Securities and Exchange Commission, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under the general corporation law of the state of Delaware and the proposing stockholder must have given timely notice in proper written form to the Secretary, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

                  1.1.2 To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

                  1.1.3 To be in proper written form, such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and the number of shares of the corporation's stock which are beneficially owned by such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner and any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (v) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.


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                  1.1.4 Notwithstanding anything in these Bylaws to the
contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.1. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this Section 1.1.

1.2. Nomination of Directors. Only persons who are nominated in accordance with
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the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise expressly provided in the Certificate of Incorporation of the corporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholder: (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.2 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.2.

                  1.2.1 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

                  1.2.2 To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

                  1.2.3 To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and the number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice or the beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder as they appear on the corporation's books, (B) the class or series and the number of shares of the corporation's stock which are beneficially owned by such stockholder or beneficial owner, (C) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (D) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in

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connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  1.2.4 No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 1.2. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this
Section 1.2.

1.3. Rules of Conduct. The Board of Directors of the corporation shall be
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entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.


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